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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2005

CHINA GRANITE CORPORATION.
(Exact name of Registrant as specified in charter)

FLORIDA	0-30516	88-0448920
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2642 Collins Avenue, Suite #305, Miami Beach, Florida		33140
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:		(305) 534-1684

Not Applicable
(Former name or former address if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This document includes "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Other than statements of historical fact, all statements regarding industry prospects, the consummation of the transactions described in this document and the Company's expectations regarding the future performance of its businesses and its financial position are forward-looking statements. These forward-looking statements are subject to numerous risks and uncertainties.

ITEM 8.01 - OTHER EVENT

On March 20, 2005, the Mining Management office of Shangdong Province, PRC, instructed its branch of Laizhou to close all the mines under its jurisdiction. This was due to a landslide caused by unauthorized mining in the Laizhou area which resulted in the deaths of 16 miners. Our mines are located in a different area to that of the event but were closed nonetheless. On June 15th the mines holding valid licenses (our licenses are in the name of our general manager Ms. Juan Chen who in turn has assign all rights to the company), including ourselves were informed that they could reopen only to be closed again 20 days later. It was announced that the Mining Management office, the Security & Inspection office and the Environment Protection office would be coming to Laizhou to inspect the area for safety before operations could resume. To date the inspections have not occurred and we are not aware of when this might take place.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA GRANITE CORPORATION

By:    /s/ Dong Chen
_________________________________
Dong Chen, President & CEO

Dated: August 15, 2005